UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2021 (August 10, 2021)

NANOPHASE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22333	36-3687863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1319 Marquette Drive, Romeoville, Illinois 60446

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (630) 771-6700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 12, 2021, the Board of Directors (the “Board”) of Nanophase Technologies Corporation (the “Company”), following discussions with management, determined that its unaudited consolidated condensed financial statements for the quarter ended March 31, 2021 filed with the SEC on May 17, 2021 (the “Original 10-Q”) require restatement to reflect the forgiveness of the Company’s PPP Loan. Given this need for restatement, the Original 10-Q should no longer be relied upon.

The determination of the Board to restate the above-referenced financial statements was based upon the forgiveness of the PPP Loan that was identified by management during the course of preparing the Company’s financial statements for the quarter ended June 30, 2021. As previously disclosed in the Original 10-Q, the Company applied for forgiveness of the PPP Loan in February 2021. While the Company did not receive notice of forgiveness (which was approved in February 2021) until June 2021, when reviewing and re-evaluating the Company’s situation of forgiveness, management determined an adjustment for forgiveness is required. Management evaluated the materiality of the error from a quantitative and qualitative perspective and concluded that this adjustment was material to the Company’s presentation and disclosures of liabilities on its condensed consolidated balance sheet, other income and net income on its results of operations, net income and the ending balance on the statement of shareholders’ equity and net income on the statements of cash flows. As a result, the gain from the forgiveness of the balance of the PPP Loan will be recognized and reclassified to other income for the three months ended March 31, 2021. The liability represented by the PPP Loan will also be reduced to zero on the balance sheet for the three months ended March 31, 2021. On the date of this Current Report on Form 8-K, the Company will file an Amendment No. 1 to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (the “Form 10-Q/A”). The Form 10-Q/A will contain restatements of the Company’s consolidated financial statements for the quarter ended March 31, 2021, along with additional data regarding these restatements.

Management has reassessed its evaluation of the effectiveness of its disclosure controls and procedures as of March 31, 2021 and has concluded that there was a material weakness in the Company’s management review controls related to the financial reporting for the forgiveness of the PPP Loan. Management will now pursue affirmative confirmation of any future such transactions prior to filing.

The Company’s principal executive officer has discussed the matters disclosed in this Item 4.02 with the Company’s Board and independent auditor, RSM US LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2021

NANOPHASE TECHNOLOGIES CORPORATION

By:	/s/ JESS JANKOWSKI
Name: Jess Jankowski
Title: Chief Executive Officer